Exhibit 99.1

SPECIAL RESOLUTION MINUTES OF

CREDEX CORPORATION.

The meeting of the Board of Directors of Credex Corporation was held on the date, time and at the place set forth in the written Notice signed by the President and Secretary and prefixed to the minutes of this meeting.

The meeting was called to order by Arunkumar Rajapandy.

One Item: Resignation Letter

It was moved, seconded and unanimously carried, that Arunkumar Rajapandy hereby resign as officers and directors of Credex Corporation.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the same was adjourned.

By	/s/ Arunkumar Rajapandy
Name: Arunkumar Rajapandy Title: President and Secretary

Date:  August 07, 2013